COMPANY AGREEMENT

OF

CWC HOLDINGS, LLC

Dated Effective as of April 24, 2008

COMPANY AGREEMENT

OF

CWC HOLDINGS, LLC

This Company Agreement (this “Company Agreement”) of CWC Holdings, LLC (the “Company”) is entered into by TechDev Holdings, LLC and Firepond, Inc., as the member(s) (the “Members,” whether one or more) of the Company.  In consideration of the covenants, conditions and agreements contained herein, the Members hereby adopt the following provisions:

1.           Definitions.
1.1 “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

Add to such Capital Account the following items:

(a) The amount that such Member is obligated to contribute to the Company; and

(b) The amount that such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g); and

Subtract from such Capital Account such Member’s share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),(5) and (6).

1.2 “Board of Advisors” shall have the meaning set forth in Section 8.

1.3 “Bridge Notes” shall have the meaning set forth in Section 18.1.2.

1.4 “Cap Notes” shall have the meaning set forth in Section 18.1.2.

1.5 “Capital Account” means, with respect to each Member, an account maintained for such Member on the Company’s books and records in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be added (a) such Member’s Capital Contributions, and (b) such Member’s distributive share of (i) Profits and (ii) any items in the nature of income or gain that are specially allocated pursuant to Section 12 of this Agreement and (c) the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member.

(b) From each Member’s Capital Account there shall be subtracted (a) the amount of (i) cash and (ii) the Gross Asset Value of any Company property, that in either case is distributed to such Member pursuant to any provision of this Agreement (other than amounts paid as interest or in repayment of principal on any loan by a Member to the Company), and (b) such Member’s distributive share of (i) Losses and (ii) any items in the nature of expenses or losses that are specially allocated pursuant to Section 12 of this Agreement, and (c) the amount of any liabilities of such Member that are either assumed by the Company or secured by any property contributed by such Member to the Company.

(c) In determining the amount of any liability for purposes of determining a Member’s Capital Account, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.

(d) If any Membership Interest is transferred, the transferee shall succeed to a pro rata share of the transferor’s Capital Account, based on the ratio that the portion of the Interest transferred bears to the total Interest of the transferor immediately before the transfer.

(e) The Managers shall increase or decrease the Capital Accounts of the Members to reflect adjustments to the Gross Asset Values of all Company assets.  The adjustments shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not been reflected in Capital Accounts previously) would be allocated among the Members under Section 12 of this Agreement if there were a taxable disposition of such property for such fair market value on such date.  The Members’ shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation of the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c) and the applicable Regulations.

(f) Additional adjustments shall be made to the Members’ Capital Accounts as required by Regulations Sections 1.704-1(b) and 1.704-2 or, as permitted but not required by such Regulations, in the discretion of the Managers.  Adjustments to Capital Accounts in respect of Company income, gain, loss, deduction and non-deductible expenditures (or items thereof) shall be made with reference to the federal tax treatment of such items (and, in the case of book items, with reference to the federal tax treatment of the corresponding tax items) at the Company level, without regard to any required or elective tax treatment of such items at the Member level.

(g) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations.  If the Managers shall determine that it is prudent to modify the manner in which Capital Accounts, or any additions or subtractions thereto (including, without limitation, adjustments relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed to comply with such Regulations, the Managers shall be entitled to make such modification; provided, however, that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 17 of this Agreement upon dissolution of the Company.  The Managers shall also make (a) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (b) any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) and 1.704-2.

1.6 “Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member.

1.7 “Certificate of Formation” shall have the meaning set forth in Section 2.

1.8 “Change in Control” with respect to any Member shall mean a change in ownership or control of such member effected through any of the following transactions:

(a) a merger, consolidation or other reorganization approved by the Member’s owners, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Member’s outstanding voting securities immediately prior to such transaction, or

(b) an owner-approved sale, transfer or other disposition of all or substantially all of the Member’s assets in liquidation or dissolution of the Member, or

(c) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Member’s outstanding securities pursuant to a stock purchase transaction or a tender or exchange offer made directly to the Member’s owners (except that the sale by the Member of shares of its capital stock to investors in bona fide capital raising transactions shall not be deemed to be a Change in Control for this purpose).

In no event shall any public offering of the Member’a securities be deemed to constitute a Change in Control.

1.9 “Change in Control Repurchase Price” shall have the meaning set forth in Section 18.1.3.

1.10 “Change in Control Repurchase Right” shall have the meaning set forth in Section 18.1.3.

1.11 “Class A Interests” shall have the meaning set forth in Section 7.1.

1.12 “Class B Interests” shall have the meaning set forth in Section 7.1.

1.13 “Class A Member” shall have the meaning set forth in Section 7.2.

1.14 “Class B Member” shall have the meaning set forth in Section 7.3.

1.15 “Code” means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

1.16 “Common Stock Distribution” shall have the meaning set forth in Section 7.2

1.17 “Company” shall have the meaning set forth in the Introduction.

1.18 “Company Agreement” shall have the meaning given in the Introduction.

1.19 “Company Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(d) for the phrase “partnership minimum gain”.

1.20 “Declination Repurchase Price” shall have the meaning set forth in Section 18.1.2.

1.21 “Declination Repurchase Right” shall have the meaning set forth in Section 18.1.2.

1.22 “Declined Distribution” shall have the meaning set forth in Section 7.2.

1.23 “Distributable Cash” means all cash on hand less Reserves.

1.24 “Event of Default” shall have the meaning set forth in Section 18.1.1.

1.25 “Event of Default Repurchase Price” shall have the meaning set forth in Section 18.1.1.

1.26 “Event of Default Repurchase Right” shall have the meaning set forth in Section 18.1.1.

1.27 “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes; except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset, as determined by the Managers.

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values, as determined by the Managers, as of the following times:

(i) the acquisition of an additional Interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managers determine that such adjustment is necessary or appropriate to reflect the relative economic interest of the Members in the Company;

(ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an Interest in the Company, if the Managers determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv) at such other times as the Managers shall determine necessary or advisable to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Managers.

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted to the extent that the Managers determines that an adjustment pursuant to this Agreement is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment to the Gross Asset Value of Company assets.

(e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to this Agreement, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

1.28 “Initial Class B Member” shall mean Firepond, Inc., a Delaware corporation.

1.29 “Initial Shares” shall have the meaning given in Section 7.2.

1.30 “Interest” or “Membership Interest” means the entire ownership interest of a Member in the Company at any time, including such Member’s limited liability company interest and the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement; provided, however, that the direct or indirect interest of any Person in the Member shall be considered Member equity and not an Interest.

1.31 “Managers” shall have the meaning set forth in Section 8.

1.32 “Member Minimum Gain” means minimum gain attributable to a Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i) with respect to “partner minimum gain.”

1.33 “Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

1.34 “Member Nonrecourse Deduction” has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase “partner nonrecourse deduction”.  The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during such fiscal year over the aggregate amount of any distributions during such fiscal year to the Member who bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

1.35 “Members” shall have the meaning set forth in the Introduction.

1.36 “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(c).  The amount of Nonrecourse Deductions for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such fiscal year over the aggregate amount of any distributions during such fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(c).

1.37 “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

1.38 “Profits” and “Losses” means an amount equal to the Company’s taxable income or loss with respect to the relevant period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed in accordance with this Agreement; and

(e) Notwithstanding any other provision of this Agreement, any items that are specially allocated pursuant to Section 12.2 of this Agreement shall not be taken into account in computing Profits or Losses.

1.39 “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

1.40 “Regulatory Allocations” shall have the meaning given in Section 12.2.10.

1.41 “Remaining Shares” shall have the meaning set forth in Section 18.1.1.

1.42 “Reserves” means, with respect to any fiscal period, funds set aside or amount allocated during such period to reserves that shall be maintained in amounts deemed sufficient by the Managers, in their sole discretion, to provide working capital, to pay taxes, insurance, debt service, payments required to be made by the Company pursuant to any operating agreement, repairs, replacements or renewals, to provide capital for anticipated or possible construction or acquisition costs, capital expenditures and other outlays.

1.43 “Texas Business Organizations Code” or “TBOC” shall have the meaning set forth in Section 2.

1.44 “Regulatory Allocations” shall have the meaning set forth in Section 2.

1.45 “Texas Limited Liability Company Law” or “TLLCL” shall have the meaning set forth in Section 2.

1.46 “Transfer” or “Transferred” shall have the meaning set forth in Section 16.1.

2.	Formation.
CWC Holdings, LLC is a limited liability company organized under the provisions of the Texas Business Organizations Code (the “TBOC”) and the Texas Limited Liability Company Law, part of the TBOC, as amended from time to time (the “TLLCL”).  The Certificate of Formation (the “Certificate of Formation”) was filed on April14th, 2008 with the Secretary of State of the State of Texas.

3.	Name.
The name of the Company is, and the business of the Company shall be conducted under the name of, “CWC Holdings, LLC.”  The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable law.

4.	Continuation and Term.
The Company was formed upon the issuance by the Secretary of State of the State of Texas of the Certificate of Filing for the Company.  The Company’s existence shall be perpetual unless it is earlier terminated by the Members (hereinafter, “Members” refers to the initial Member, and any additional members, if any, admitted to the Company in accordance with the provisions of this Company Agreement).

5.	Office.
The registered office of the Company required by the TBOC to be maintained in the State of Texas shall be at 350 N. St. Paul Street, Dallas, Texas  75201.  The registered agent for service of process at such address shall be CT Corporation System.

6.	Purpose.
The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which a limited liability company may be formed under the TBOC and engaging in any and all activities necessary or incidental to the foregoing.

7.	Members.
The name and business and mailing address of each Member are as follows:

TechDev Holdings, LLC
207B N. Washington Ave.
Marshall, Texas 75670

Firepond, Inc.
205 Newbury Street, Suite 204
Framingham, Massachusetts 01701

7.1 Relative Rights.  Each Member’s relative rights, privileges, preferences and obligations with respect to the Company are represented by that Member’s Membership Interests.  There shall be two classes of Interests - “Class A Interests” and “Class B Interests.”  A Member’s relative rights, privileges, preferences and obligations with respect to the Company will be determined under this Company Agreement.

7.2 Class A Interests.  Class A Interests have all the rights, privileges, preferences, and obligations generally provided to a Member under applicable law, and as are otherwise applicable to Class A Interests pursuant to this Agreement.  Except as specifically provided in this Agreement, the holder of the Class A Interests will be entitled to share in distributions of Distributable Cash based on the percentage of total Membership Interests issued and outstanding at such time held by the holder of the Class A Interests (the “Class A Member”) as of the relevant date, which percentage is set forth on Exhibit A and may be amended or adjusted from time to time.  Notwithstanding Section 13, the Class A Member may choose to forgo all, or any portion thereof, of its share of any distribution of Distributable Cash (the “Declined Distribution”) in favor of a Common Stock Distribution; provided the Class B Member agrees to accept such Declined Distribution.  Prior to making a distribution of Distributable Cash to the Members, the Managers must notify the Members of such distribution.  The Class A Member shall have two (2) business days from the date of such notification to notify the Managers whether it shall accept or decline such distribution.  Failure to notify the Managers within such time period shall be deemed an acceptance of such distribution by the Class A Member.  In the event the Class A Member declines such distribution in favor of the Common Stock Distribution, the Managers shall notify the Class B Member, and the Class B Member shall have two (2) business days from the date of such notification to notify the Managers in writing whether it will accept or decline the Declined Distribution.  Failure to notify the Managers in writing within such time period shall be deemed an acceptance of such Declined Distribution by the Class B Member.  “Common Stock Distribution” shall mean the number of shares of common stock of Firepond, Inc., initially contributed by the Class B Members as set forth on Exhibit A hereto (the “Initial Shares”), equal to the quotient of (i) the total amount of the Declined Distribution by the Class A Member divided by (ii) for any time prior to the Bridge Notes  and Cap Notes being paid in full, 1.40 and thereafter, the higher of (A) the product of (x) 0.8 times (y) the arithmetic average of the closing price for the Common Stock for each of the twenty (20) trading days ending on the trading day immediately preceding the date of the Declined Distribution and (B) 1.40.

7.3 Class B Interests.  Class B Interests have only the rights, privileges, preferences, and obligations specifically provided for in this Agreement.  Without limiting the foregoing, the Class B Interests shall have no voting rights other than those voting rights specifically required under the TLLCL.  Except as specifically provided in this Agreement, the holder of the Class B Interests shall be entitled to share in distributions of Distributable Cash based on the percentage of total Membership Interests issued and outstanding at such time held the holder of the Class B Interests (the “Class B Member”) as of the relevant date, which percentage is set forth on Exhibit A as it may be amended or adjusted from time to time, except that the Class B Member may be entitled to more than its share of such distribution of Distributable Cash in the event the Class B Member accepts a Declined Distribution in accordance with Section 7.2.  The Class B Interests will be issued by the Company and held by the Class B Member subject to the repurchase rights and other terms and conditions of this Agreement and any other written agreement entered into between the Class B Member and the Company.

8.	Management.
The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, one or more managers (“Managers,” whether one or more).  In addition to the powers and authorities expressly conferred upon them by this Company Agreement, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Formation or by this Company Agreement directed or required to be exercised or done by the Members.  The initial number of Managers shall be one (1), and shall be Erich Spangenberg, until his earlier death, resignation or removal.  The number of Managers may be increased or decreased, provided such decrease does not shorten the term of any incumbent Manager, from time to time by the vote or approval of a majority of the outstanding Class A Interests.  Removal of any Manager from office and the appointment of any Manager to fill any vacancies shall likewise be determined by the vote or approval of a majority of the outstanding Class A Interests.

The Managers shall be advised by a board of advisors (the “Board of Advisors”), such Board of Advisors to consist of the Managers, an individual designated by Firepond, Inc., and an appointee of TechDev Holdings, LLC.  Notwithstanding the foregoing, the power and authority of the Managers shall not be superseded or limited by the Board of Advisors.

9.	Meetings.
In connection with any meeting of the Members or Managers, the following provisions shall apply:

9.1 Place of Meeting.  Any regular or special meeting of the Members or Managers shall be held at the principal place of business of the Company, unless the notice of such meeting specifies a different place, which need not be in the State of Texas.  Actions by the Company requiring a vote or approval of the Members will be permitted by a vote or approval of a majority of the outstanding Class A Interests and actions by the Company requiring a vote or approval of the Managers will be permitted by vote or approval of a majority of the Managers.

9.2 Action by Written Consent of the Members.  Any action required or authorized to be taken at an annual or special meeting of the Members may be taken without holding a meeting, providing notice or taking a vote if a written consent or consents stating the action to be taken is signed by the number of the Members necessary to have at least the minimum number of votes that would be necessary to take the action at a meeting at which each of the Members entitled to vote on the action is present and votes.

9.3 Action by Written Consent of the Managers.  Any action required or authorized to be taken at an annual or special meeting of the Managers may be taken without holding a meeting, providing notice or taking a vote if a written consent or consents stating the action to be taken is signed by the number of the Managers necessary to have at least the minimum number of votes that would be necessary to take the action at a meeting at which each of the Managers entitled to vote on the action is present and votes.

10.	Officers.
10.1 The Managers may elect a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers.  One (1) person may hold any two (2) or more of these offices.  Each officer so elected shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided.

10.2 Every officer is an agent of the Company for the purpose of its business.  The act of an officer, including the execution in the name of the Company of any instrument for apparently carrying on in the usual way the business of the Company, binds the Company unless the officer so acting otherwise lacks authority to act for the Company and the person with whom the officer is dealing has knowledge of the fact that the officer has no such authority.

10.3 The Managers may appoint such other officers and agents as they shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Managers may from time to time determine.  The Managers may delegate to any committee or officer the power to appoint any such subordinate officer or agent.  No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered as an officer of the Company, the officers of the Company being limited to the officers elected or appointed as such by the Managers.

10.4 Any officer may resign at any time by giving written notice thereof to the Managers, the President or the Secretary of the Company.  Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any officer elected or appointed by the Managers or any other officer may be removed at any time with or without cause by the Managers.  The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create any contract rights.  A vacancy in any office shall be filled for the unexpired portion of the term by the Managers, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with this Company Agreement, such vacancy may be filled by such committee or superior officer.

10.5 The President shall be the chief executive officer of the Company and shall have general and active management of the business of the Company.  The President shall have the general supervision and direction of all other officers of the Company with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Members and the Managers of the Company are carried into effect.  The President shall preside at all meetings of the Members and Managers of the Company.  He may sign certificates for units of Membership Interests of the Company and any deeds, bonds, mortgages, contracts and other documents which the Managers of the Company have authorized to be executed, except where required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Managers of the Company or this Company Agreement to some other officer or agent of the Company.  In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the Managers of the Company.

10.6 The Vice Presidents shall perform the duties as are given to them by this Company Agreement and as may from time to time be assigned to them by the Managers of the Company or by the President and may sign certificates for units of Membership Interests of the Company.  At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the senior Vice President), shall perform the duties and exercise the powers of the President.

10.7 The Secretary shall keep or cause to be kept at the principal office of the Company, or such other place as the Managers may direct, a book of minutes of all meetings and actions of the Managers and Members and any committees or other delegates of the Managers and Members.  The Secretary shall also keep or cause to be kept at the principal office of the Company those records required for the conduct of the business and affairs of the Company.  The Secretary shall give or cause to be given notice of all meetings of the Managers and Members, and shall have such other powers and perform such other duties as may be prescribed by the Managers, the President, or this Company Agreement.

10.8 The Treasurer shall be the chief financial officer of the Company and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company.  The books of account shall at all reasonable times be open to inspection by any Manager or Member.  The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Managers or the President.  The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, shall render to the President, the Managers and the Members, whenever they request it, an account of all of the Treasurer’s transactions as chief financial officer and of the financial conditions of the Company and shall have other powers and perform such other duties as may be prescribed by the Managers or the President or this Company Agreement.

10.9 The salary or other compensation of officers shall be fixed from time to time by the Managers of the Company.  The Managers may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of this Company Agreement.

11.	Capital Contribution.
The Members have contributed to the Company the assets described on Exhibit A attached hereto.

           The Members are not required to make any additional capital contributions to the Company.

12.	Allocations.
12.1 Profits and Losses.  Except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 12.2 and Section 12.3, the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Members pursuant to Article 18 as if the Event of Default Repurchase Right or Declination Repurchase Right were exercised, the assets of the Company were sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such liability), and $10,000 plus 90% of the Remaining Shares were distributed to the Initial Class B Member and the remaining net assets of the Company were distributed to the Class A Member immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

12.2 Regulatory Allocations and Curative Provisions.  The following special allocations shall be made in the following order and priority:

12.2.1 Minimum Gain Chargeback.  Notwithstanding any other provisions of this Section 12, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the greater of:

(a) the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2), that is allocable to the disposition of Company property subject to Nonrecourse Liabilities, determined in accordance with Regulations Section 1.704-2(i)(4); and

(b) if such Member would otherwise have an Adjusted Capital Account Deficit at the end of such fiscal year, an amount sufficient to eliminate such Adjusted Capital Account Deficit.

The items of income and gain to be so specially allocated pursuant to this Section 12.2.1 shall be determined in accordance with Regulations Section 1.704-2(f).  This Section 12.2.1 is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.  To the extent permitted by Regulations Section 1.704-2(f), and for purposes of this Section 12.2.1 only, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Section 12 with respect to such fiscal year and without regard to any net decrease in Member Minimum Gain during such fiscal year.

12.2.2 Member Minimum Gain Chargeback.  Notwithstanding any provision of this Section 12 to the contrary (except Section 12.2.1), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent years) in an amount equal to the greater of:

(a) the portion of such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4), and

(b) if such Member would otherwise have an Adjusted Capital Account Deficit at the end of such fiscal year, an amount sufficient to eliminate such Adjusted Capital Account Deficit.

The items of income and gain to be so specially allocated pursuant to this Section 12.2.2 shall be determined in accordance with Regulations Section 1.704-2(f).  This Section 12.2.2 is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.  Solely for purposes of this Section 12.2.2, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Section 12 with respect to such fiscal year, other than allocations pursuant to Section 12.2.1 of this Agreement.

12.2.3 Qualified Income Offset.  If any Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations Sections 1.704-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 12.2.3 shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 12 have been tentatively made as if this Section 12.2.3 were not in this Agreement.  It is intended that this Section 12.2.3 qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).

12.2.4 Gross Income Allocation.  If any Member has an Adjusted Capital Account Deficit at the end of any Company fiscal year that is in excess of the sum of (a) the amount such Member is obligated to contribute to the Company upon liquidation of such Member’s Interest, and (b) the amount such Member is deemed to be obligated to restore to the Company pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 12.2.4 shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Section 12 have been tentatively made as if Section 12.2.3 and this Section 12.2.4 were not in this Agreement.

12.2.5 Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Members in accordance with the allocation set forth in Section 12.1.

12.2.6 Member Nonrecourse Deductions.  Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

12.2.7 Section 754 Adjustment.  To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted Regulations Section 1.704-1(b)(2)(iv)(m).

12.2.8 Excess Nonrecourse Liabilities.  Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Member’s Interest in Company Profits are as provided for in Section 12.1.

12.2.9 Best Efforts Regarding Distributions.  To the extent permitted by Regulations Sections 1.704-2(h) and 1.704-2(i)(6), the Managers shall use their best efforts to treat distributions of Distributable Cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would not cause or increase an Adjusted Capital Account Deficit for any Member.

12.2.10 Curative Allocations.  The Members acknowledge that all distributions of Distributable Cash (including distributions upon liquidation of the Company) are intended to be made in accordance with the priorities set forth in Section 13 of this Agreement and that the Members’ Capital Accounts are intended to reflect the manner in which such distributions are intended to be made.  The allocations set forth in Sections 12.2.1, 12.2.2, 12.2.3, 12.2.4, 12.2.5 and 12.2.6 of this Agreement (the “Regulatory Allocations”) are intended to comply with pertain requirements of Regulations Sections 1.704-1(b) and 1.704-2, but may result in distortions of the Member’s Capital Accounts in relation to the distributions that each Member is intended to receive from the Company.  Notwithstanding any other provisions of Section 12.2 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses and items of income, gain, loss and deduction to the Members so that, to the maximum extent possible, at any time the Members’ Capital Accounts shall reflect the manner in which distributions would be made to the Members, if the Company were liquidated and the proceeds of such liquidation were distributed to the Members in accordance with Section 13 of this Agreement.

12.2.11 Other Allocations.  If, and to the extent that, in any fiscal years, (a) any item of constructive or imputed income is deemed recognized for federal income tax purposes by the Company or (b) any item of constructive or imputed expense or payment is deemed incurred or made, as the case may be, by the Company, for federal income tax purposes, in respect of any transaction (including a Loan) between a Member (or any Affiliate or Person related to such Member) and the Company, any such item of constructive of imputed income or any such item of constructive or imputed expense or payment, as the case may be, shall be allocated to such Member to the extent that the Managers, acting reasonably, determine such allocation to be consistent with the Interests of the Member in the Company.  Any allocations made to a Member pursuant to this Section 12.2.11 shall be reflected as an increase (or reduction) in such Member’s Capital Account.

12.3 Tax Allocations - Code Section 704(c).

12.3.1 Except as provided in Section 12.2, the income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

12.3.2 In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution using the method determined by the Managers.

12.3.3 If the Gross Asset Value of any Company asset is adjusted pursuant to this Agreement, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) using the method determined by the Managers.

12.3.4 Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intent of this Agreement.  Allocations pursuant to this Section 12.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this Agreement.

13.	Distributions.
Subject to the provisions of Section 7, Section 17 and Section 18 of this Agreement:

13.1 The Managers shall have sole discretion regarding the amounts and timing of distributions of Distributable Cash to the Members, in each case subject to the retention of, or payment to third parties of, such Distributable Cash as it deems necessary with respect to the reasonable business needs of the Company which shall include (but not be limited to) the payment or the making of provision for the payment when due of the Company’s obligations and expenses.

13.2 All distributions shall be made among the Members ratably based on their respective percentage interests as set forth on Exhibit A.

14.	Governing Law.
This Company Agreement shall be governed by, and construed under, the laws of the State of Texas, all rights and remedies being governed by said laws.

15.	Indemnification.
15.1 No Member, Manager or officer of the Company shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if such Member’s, Manager’s or officer’s conduct shall not have constituted gross negligence or willful misconduct.

15.2 To the fullest extent permitted by law, the Members, Managers and officers of the Company shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts (collectively, “Indemnified Losses”) arising from any and all claims (including attorneys’ fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which he may be involved, as a party or otherwise, by reason of the management of the affairs of the Company, whether or not he continued to be a Member, Manager or officer of the Company or involved in management of the affairs of the Company at the time any such liability or expense is paid or incurred; provided that a Member, Manager or officer of the Company shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such Indemnified Losses resulted primarily from the gross negligence or willful misconduct of such Member, Manager or officer.  The termination of a proceeding by judgment, order, settlement or conviction under a plea of nolo contendere, or its equivalent, shall not, of itself, create any presumption that such Indemnified Losses resulted primarily from the gross negligence or willful misconduct of a Member, Manager or officer of the Company or that the conduct giving rise to such liability was not in the best interest of the Company.  The Company shall also indemnify each of the Members, Managers and officers of the Company if he is or was a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Member, Manager or officer of the Company is or was an agent of the Company, against any Indemnified Losses incurred by such Member, Manager or officer of the Company in connection with the defense or settlement of such action; provided that such Member, Manager or officer of the Company shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such Indemnified Losses resulted from the gross negligence or willful misconduct of such Member, Manager or officer.  The Company may advance a Member, Manager or officer of the Company any expenses (including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by such Member, Manager or officer of the Company on behalf of the Company; and (ii) such Member, Manager or officer of the Company provides a written undertaking to repay to the Company the amounts of such advances in the event that such Member, Manager or officer of the Company is determined to be not entitled to indemnification hereunder.

15.3 The indemnification provided by this Section 15 shall not be deemed to be exclusive of any other rights to which a Member, Manager or officer of the Company may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall inure to the benefit of the heirs, successors and administrators of such Member, Manager or officer.

15.4 Any indemnification pursuant to this Section 15 will be payable only from the assets of the Company.

16.	Transfer of Membership Interests; Withdrawal; Admission of New Members.
16.1 “Transfer” or “Transferred” means to sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Interest.

16.2 Transfer of Membership Interest.  Class B Interests shall be neither transferable nor assignable by a Member.  No Class B Member, nor its successors, transferees or assigns, shall, directly or indirectly, voluntarily or involuntarily, Transfer all or any portion of its Class B Interest without the approval of the Managers and compliance with the terms and conditions of this Agreement and any additional agreement entered into in writing between the Class B Member and the Company.  Any attempted Transfer of a Class B Interest that is not made in accordance with these terms shall be null and void and shall have no effect.  In addition, without the prior consent of the Managers, no Class B Member that is a corporation, partnership or limited liability company may cause or permit a Class B Interest to be Transferred in connection with a Change in Control of such Class B Member.  Any such Transfer shall be null and void and shall have no effect.  The Class A Member may transfer Interests without the consent of the Managers.

16.3 Operation of Transfer.  Notwithstanding that a Member has the right to Transfer any Interest in any manner provided in this Section 16 or otherwise, such Transfer shall not be permitted unless and until the purchaser, assignee, donee or transferee thereof agrees in writing to take and accept such Interest subject to all of the restrictions, terms and conditions contained in this Agreement, the same as if it were a signatory party hereto.  The Company will not be required to recognize any permitted assignment of an Interest until the instrument conveying such Interest and assuming all obligations under this Agreement has been delivered to the Company and is satisfactory to the Company in its reasonable discretion.

16.4 Admission of New Members.  A person may become a new Member of the Company upon (i) receiving the consent of the Managers to such admission and to the amount of the Capital Contribution, if any, to be made by such new Member, (ii) making the required Capital Contribution, if any, to the Company and (iii) executing an addendum to this Company Agreement that by its terms (a) binds such new Member to the terms and conditions set forth herein, (b) recites the Capital Contribution, if any, to be made by such new Member and (c) sets forth the Membership Interest to be received by such new Member in exchange for the Capital Contribution.  At the time of admission of a new Member, the Members shall amend Exhibit A to reflect the percentage interests of all of the Members.  Such revised Exhibit A shall be effective as of the date of admission of the new Member.

17.	Dissolution.
17.1 Events Requiring Dissolution.  The Company shall be dissolved upon the occurrence of any of the following events:

17.1.1 the written consent of a majority of the outstanding Class A Interests; or

17.1.2 an event specified under the TBOC as one causing dissolution.

17.2 Election to Carry on Business.  Upon the occurrence of an event described in Section 17.1 hereof that would cause a dissolution of the Company by operation of law, the Members may, within ninety (90) days of such event, elect to carry on the business of the Company by the affirmative vote of a majority of the outstanding Class A Interests.  In the event that all of the Class A Interests do not elect to carry on the business within such ninety (90) day period, the holders of the Class A Interests who do not vote to carry on the business shall, jointly and severally, indemnify the Company for any and all costs incurred by the Company in connection with or as a result of the dissolution of the Company.

17.3 Distribution Upon Liquidation.  Upon dissolution of the Company, the affairs of the Company shall be wound up in accordance with this Section 17.3.  The fair market value of the assets of the Company (other than cash) shall be determined by the Managers.  Any Profits or Losses from disposition (including unrealized Profits and Losses from property to be distributed in kind) shall be allocated among the Members as provided in Section 12.  Thereafter, the assets of the Company shall be distributed in the following manner and order:  (a) first, to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, and (b) second, to the Members in accordance with the positive balances in their respective Capital Accounts.

18.	Right of Repurchase.
18.1 Grant of Repurchase Right.

18.1.1 Event of Default.   Upon an Event of Default Threshold Condition, the Company shall have an irrevocable, exclusive right to repurchase (the “Event of Default Repurchase Right”) all of the outstanding Class B Interests from the Initial Class B Member in exchange for (i) $10,000 and (ii) distributing 90% of the Remaining Shares (the “Event of Default Repurchase Price”) to the Initial Class B Member.  An “Event of Default Threshold Condition” shall have the meaning given such term in the Bridge Notes (as defined below) and the Cap Notes (as defined below).  The “Remaining Shares” means the Initial Shares minus the aggregate number of such shares issued to the Class A Member pursuant to the Common Stock Distributions.

18.1.2 Declination of Distribution.  If prior to the payment of all principal, interest and late charges due under the Bridge Notes and the Cap Notes, the Initial Class B Member should decline to accept the Declined Distribution two consecutive times, the Company shall have an irrevocable, exclusive right to repurchase (the “Declination Repurchase Right”) all of the outstanding Class B Interests from the Initial Class B Member in exchange for (i) $10,000 and (ii) distributing 90% of the Remaining Shares (the “Declination Repurchase Price”) to the Initial Class B Member.  “Bridge Notes” refer to those certain senior secured subordinated notes of Firepond, Inc. due July 1, 2009, as amended from time to time.  “Cap Notes” refer to those certain senior secured convertible notes of Firepond, Inc. due December 31, 2009, as amended from time to time.

18.1.3 Change in Control of Class B Member.   Upon a Change in Control of the Initial Class B Member, the Company shall have an irrevocable, exclusive right to repurchase (the “Change in Control Repurchase Right”) all of the outstanding Class B Interests from the Initial Class B Member in exchange for (i) $10,000 and (ii) distributing 90% of the Remaining Shares (the “Change in Control Repurchase Price”) to the Initial Class B Member.

18.2 Exercise of the Repurchase Right.  In the event the Company exercises the Event of Default Repurchase Right or the Declination Repurchase Right and such Event of Default Repurchase Price or Declination Repurchase Right is paid as set forth above, the Class A Member shall become the legal and beneficial owner of the Class B Interests repurchased and all related rights and interests therein.

19.	Application of Texas Law.
This Company Agreement, and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Texas, and specifically the TLLCL.

20.	No Action for Partition.
No Member shall have any right to maintain any action for partition with respect to the property of the Company.

21.	Headings and Sections.
The headings in this Company Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Company Agreement or any provision hereof.  Unless the context requires otherwise, all references in this Company Agreement to Sections shall be deemed to mean and refer to Sections of this Company Agreement.

22.	Numbers and Gender.
Where the context so indicates, the masculine shall include feminine and neuter, and the neuter shall include the masculine and feminine, the singular shall include the plural and any reference to a “person” shall mean a natural person or a corporation, limited liability company, association, partnership, joint venture, estate, trust or any other entity.

23.	Binding Effect.
Except as herein otherwise provided to the contrary, this Company Agreement shall be binding upon and inure to the benefit of the Members, their spouses, distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

24.	Amendment of Certificate of Formation and Company Agreement.
Except as otherwise expressly set forth in this Company Agreement, the Certificate of Formation and this Company Agreement may be amended, supplemented or restated only by the vote of a majority of the outstanding Class A Interests.  Upon obtaining the approval of any amendment to the Certificate of Formation, the Managers shall cause a Certificate of Amendment in accordance with the TBOC to be prepared, and such Certificate of Amendment shall be executed by not less than one (1) Manager and shall be filed in accordance with the TBOC.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Company Agreement effective as of the _____ day of April, 2008.

TECHDEV HOLDINGS, LLC

Name:
By:
Title:

FIREPOND, INC.

Name:
By:
Title: